Exhibit 99.1

USA Rare Earth Announces Letter of Intent with the U.S. Government for Access to $1.6 Billion in Funding to Accelerate the Domestic Heavy Rare Earth Value Chain. Concurrently, USA Rare Earth Raises $1.5 Billion in Private Sector Investment.

LOI from the Department of Commerce’s CHIPS Program Includes Proposed $277 Million of Federal Funding and a $1.3 Billion Senior Secured Loan from the CHIPS Act

By 2030, Transaction Enables Largest Domestic Heavy Rare Earth, Critical Mineral, Metal, and Magnet Production to Support U.S. Semiconductor, Defense, Energy, and Other Major Industries

Significantly Bolsters U.S. National Security and Competitiveness by Developing Essential Domestic Supply of Critical Minerals, Metals, and Magnets Currently Unavailable Outside China

Secures Domestic Access to 12 of the U.S. Government’s Top 30 Most Essential Critical Minerals and Rare Earth Elements

STILLWATER, Okla., January 26, 2026 — USA Rare Earth, Inc. (Nasdaq: USAR) (“USAR” or “the Company”) today announced its entry into a non-binding Letter of Intent (the “LOI”) with the U.S. Department of Commerce and a collaboration with the U.S. Department of Energy (DOE). The Department of Commerce’s CHIPS Program has provided an LOI covering a total of $1.6 billion, including $277 million in proposed federal funding and $1.3 billion in a proposed senior secured loan under the CHIPS Act. In conjunction with this announcement, USAR has raised a common stock PIPE in the amount of $1.5 billion anchored by Inflection Point with participation from large mutual fund complexes.

The LOI with the U.S. Government reflects the strategic importance of USAR’s mine-to-magnet platform and its role in closing the rare earth element and critical mineral supply gap for essential industries that underpin U.S. national security, including semiconductors, other critical technologies, and advanced manufacturing. The LOI is subject to further diligence, finalization of agreements, customary closing conditions, and approvals.

This capital is expected to accelerate and de-risk USAR’s growth objectives across mining, processing, metal-making and magnet manufacturing, and supports a business that by 2030 will:

●	Extract 40,000 metric tons per day of rare earth and critical mineral feedstock from USAR’s Round Top deposit, which is expected to begin commercial production in 2028;

●	Process a combined 8,000 metric tons per annum (tpa) of third-party MREC and heavy rare earth elements (HREEs) and critical mineral oxides and concentrates at Round Top, including dysprosium (Dy), terbium (Tb), yttrium (Y), gadolinium (Gd), hafnium (Hf), erbium (Er), thulium (Tm), lutetium (Lu), ytterbium (Yb), holmium (Ho), gallium (Ga), and zirconium (Zr), all essential to semiconductors, aerospace, defense and energy production, and largely unavailable domestically;

●	Reshore 10,000 tpa of heavy rare earth element (heavy REE) metal- and alloy-making and strip-casting capacity, capabilities that do not currently exist in the U.S., through the top-tier expertise of our subsidiary Less Common Metals Ltd. (“LCM”);

●	Increase neodymium-iron-boron (NdFeB) magnet-making capacity to 10,000 tpa, more than double previously planned capacity; and

●	Process 2,000 tpa of swarf resulting from our NdFeB magnet production.

“This landmark collaboration with the U.S. Government represents a transformative step in USAR’s mission to secure and grow a resilient, independent domestic rare earth value chain,” said Barbara Humpton, Chief Executive Officer of USA Rare Earth. “We are grateful to President Trump, Secretary Lutnick, and Secretary Wright for their support and recognition of the strategic importance of rare earth materials and permanent magnets. With this unprecedented show of public and private support for our Company, we are positioned to accelerate the build-out of important domestic capabilities that are essential to U.S. national security, global economic competitiveness, and critical technologies of the future.”

“This transformational collaboration with Department of Commerce and the proposed $1.6 billion of CHIPS Act funding, along with $1.5 billion of private sector financial and strategic capital, will help secure the heavy rare earth supply chain for the U.S. and its allies and underscores USAR’s strategic nature in support of national and economic security,” said Michael Blitzer, Chairman of the Board of USA Rare Earth and Chairman and CEO of Inflection Point. “USAR and the Department of Commerce will mobilize a multi-year partnership at unprecedented scale and speed to build out capacity across heavy rare earth feedstock, processing, metal, and magnets, and we are proud to partner with the U.S. Government in support of the Company’s next phase of growth. We look forward to successfully implementing this ambitious plan with the goal of generating substantial financial returns for our shareholders.”

“USA Rare Earth’s heavy critical minerals project is essential to restoring U.S. critical mineral independence,” said Secretary of Commerce Howard Lutnick. “This investment ensures our supply chains are resilient and no longer reliant on foreign nations.”

In addition to the collaboration with the Department of Commerce, the U.S. Department of Energy’s National Energy Technology Laboratory has signed a Letter of Intent to collaborate with USAR to advance heavy REE separation technologies at the Company’s Wheat Ridge lab and Round Top deposit, leveraging digital twin technology. Under the Trump administration, the DOE has prioritized innovation in process modeling, the use of digital twins, and the deployment of testbeds for material-processing R&D. Through this partnership, the DOE will contribute to the development of digital twins to advance rare earth element separation technologies, with the ultimate goal of establishing the country’s first fully domestic mine-to-magnet supply chain.

“Thanks to President Trump’s leadership, the Department of Energy is ending America’s reliance on foreign nations for the critical materials essential to our economy and national security,” said U.S. Energy Secretary Chris Wright. “The DOE is partnering with USAR to rebuild the critical minerals supply chain. By expanding domestic mining, processing, and manufacturing capabilities, we are creating good-paying American jobs and safeguarding our national security.”

“Accelerating the onshoring of rare earth minerals, metals, and magnets is paramount to national and economic security,” said the Executive Director of the U.S. Investment Accelerator, Michael Grimes. “With the Department of Commerce’s funding for USA Rare Earth’s vertically integrated mine-to-magnet operations, we will significantly increase the domestic supply of crucial components for semiconductors, defense, and numerous other industries strategic to the United States.”

“The CHIPS Program’s proposed $277 million funding and $1.3 billion loan will be instrumental for the construction of a domestic integrated supply chain for critical minerals and NdFeB magnets, which are essential for semiconductor chip manufacturing,” said Bill Frauenhofer, Director of the CHIPS Program. “Yttrium, gallium, terbium, and the other nine critical and strategic minerals that will be mined in Texas, along with the Oklahoma magnet production, provides U.S. semiconductor companies a reliable domestic source and removes choke points in their manufacturing supply chain that enable chemical vapor deposition, high-k materials, compound semiconductors, dopants, and other foundational applications.”

The U.S. Government’s proposed funding will feature milestones consistent with USAR’s funding needs and create a structure that aligns taxpayer returns and the objectives of institutional investors and excludes the need for government price supports or government offtake agreements. The collaboration reflects the U.S. Government’s commitment to strengthening supply chains, reducing reliance on foreign sources of critical minerals, rebuilding strategic industrial capabilities, and ensuring secure access to materials essential for semiconductor manufacturing, robotics, industrial motors, electric vehicles, drones, fighter jets, nuclear submarines, satellites, and other advanced technologies.

Transaction Overview

●	The non-binding LOI with the Department of Commerce’s CHIPS Program includes $277 million of proposed federal funding and a proposed $1.3 billion senior secured loan.

●	Additionally, USAR will issue to the Department of Commerce 16.1 million shares of common stock and approximately 17.6 million warrants.

●	USAR has also signed a securities purchase agreement for a $1.5 billion PIPE transaction (69.8 million shares issued at $21.50 per share) with Inflection Point and other fundamental and strategic investors. The PIPE transaction, together with the proposed U.S. Government funding and loan, would bring the total amount of capital to $3.1 billion.

●	The PIPE is expected to close on January 28, 2026, subject to the satisfaction of customary closing conditions, and the CHIPS Program’s funding and senior secured loan are subject to finalization of agreements and other customary closing conditions, expected this quarter.

USAR Q4 2025 Highlights

The Company also announced the following achievements and milestones, which occurred during the quarter ended December 31, 2025.

Business Highlights

●	Finalized flow sheet for the Round Top development project, validated through bench- and pilot-scale testing, supporting completion of the Accelerated Mining Plan (AMP) in 2H 2026.

●	Accelerated plans to begin commercial production at Round Top in late 2028, two years earlier than previously anticipated.

●	Stillwater, Oklahoma magnet facility remains on track to complete commissioning in Q1 2026.

●	Closed the acquisition of LCM, a manufacturer of specialized rare earth metals and both cast and strip-cast alloys.

●	LCM established a strategic relationship with Solvay S.A., a multinational chemical company, to supply rare earth metals to Permag, a leader in high-precision magnets and magnetic assemblies.

●	LCM signed a supply agreement with Solvay and Arnold Magnetic Technologies Corp., a subsidiary of Compass Diversified, for production of advanced permanent magnets.

●	Subsequent to quarter-end:

○	Announced plans to build a 3,750 mtpa plant through LCM Europe to produce metal and alloy in Lacq, France, co-located with Carester SAS’s Caremag oxide and recycling facility.

○	Announced selection of Fluor Corporation and WSP Global Inc. as engineering, procurement, and construction management (EPCM) partners for the build-out and commercialization of the Round Top mine.

Preliminary Financial Highlights

The Company expects to report that as of December 31, 2025, the Company had cash and cash equivalents in excess of $350 million. For the year ended December 31, 2025, the Company anticipates both operating expenses and operating loss in the range of $56 million and $62 million, and capital expenditures in the range of $37 million and $43 million.

These estimates are preliminary and subject to normal end-of-year closing procedures and audit, and accordingly, are subject to change. As a consequence, actual results may differ from the preliminary results described above.

Analyst Conference Call

USAR will host a conference call today at 8:30 a.m. ET to discuss the U.S. Government partnership, PIPE transaction, and the accelerated and expanded development plans. The conference call and related presentation will be accessible through a live webcast on the Company’s investor relations website at usare.com/investor-relations. A replay of the webcast will also be available on the Company’s website.

Live Conference Call

Monday, January 26, 2026, at 8:30 a.m. ET

US / Canada Toll-Free: +1 (866) 652-5200

Local / International Toll: +1 (412) 317-6060

Webcast link: Live Webcast

Conference Call Replay

Available approximately three hours after the live call concludes.

Expiration: February 26, 2026

US and Canada Toll-Free: (855) 669-9658

Local / International Toll: +1 (412) 317-0088

Access code: 4954787

Transaction Advisors

Latham & Watkins LLP and White & Case LLP acted as legal advisors and Moelis & Company LLC (“Moelis”) acted as exclusive financial advisor to USAR in structuring its agreements with the U.S. Government.

Cantor Fitzgerald & Co. acted as lead placement agent and Moelis also acted as co-placement agent to USAR in connection with the announced PIPE transaction. White & Case LLP acted as legal advisor to USAR in the PIPE transaction, and DLA Piper LLP (US) acted as legal counsel to the placement agents in the PIPE transaction.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet supply chain across the United States, United Kingdom, and Europe. Through its ownership of LCM, one of the world’s leading producers of rare earth metals and alloys, and its development of magnet manufacturing capacity in Stillwater, Oklahoma, USAR operates across the entire value chain from heavy rare earth processing to metal-making, alloy production, and neodymium magnet manufacturing. By combining domestic feedstock from the Round Top deposit with advanced processing technologies, recycling capabilities, and a growing European industrial footprint, USAR is establishing a secure, sustainable, Western-aligned supply of materials essential to defense, electrification, robotics, renewable energy, and advanced manufacturing industries.

PIPE Financing

The securities being sold in the PIPE have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and accordingly may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain matters discussed in this press release are or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements, which involve risks and uncertainties include statements relating to the expected U.S. Government investment and its expected benefits, including the anticipated terms of the expected U.S. Government investment and anticipated timing of closing and funding; the PIPE and its expected benefits, including anticipated timing of closing and funding; the preliminary financial results discussed above; the Company’s investment plans, including the development of the Round Top deposit, development and expansion of processing and separation facilities, development and expansion of metal-making and strip-casting facilities, and development and expansion of the magnet manufacturing facility, including the timing, cost, production capacities, and estimated outputs of each facility; the benefits of the transaction between USAR and LCM, including without limitation expectations for future development, operations, business strategies, financial performance, sales and customers; and the projected operating results and performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: (1) the risk that the investment from the U.S. Government or the PIPE transaction are not completed on the expected terms, or at all; (2) the risk that USAR will not be able to execute its business plan to successfully use the proceeds of the expected U.S. Government transaction and the PIPE; (3) risks related to the timing and achievement of the expected business milestones of expected U.S. Government investment, including with respect to the development of the Round Top deposit, development and expansion of processing and separation facilities, development and expansion of metal-making and strip-casting facilities, and development and expansion of the magnet manufacturing facility; (4) the risk that the expected U.S. Government investment, which will be funded in phases over time subject to the Company achieving milestones, ultimately results in less proceeds to the Company than anticipated; (5) significant dilution associated with the expected U.S. Government investment and PIPE transaction; (6) the risk that the Company will not be able to execute its business plan to successfully use the proceeds of the expected U.S. Government investment and the PIPE; (7) the availability of appropriations from the legislative branch of the U.S. Government and the ability of the executive branch of the U.S. Government to obtain funding and support contemplated by the expected U.S. Government investment; (8) the determination by the legislative, judicial or executive branches of the U.S. Government that any aspect of the expected U.S. Government investment was unauthorized, void or voidable; (9) the Company’s ability to obtain additional or replacement financing, as needed; (10) the Company’s ability to effectively assess, determine and monitor the financial, tax and accounting treatment of expected U.S. Government investment, together with the Company’s and the U.S. Government’s obligations thereunder; (11) the Company’s ability to effectively comply with the broader legal and regulatory requirements and heightened scrutiny associated with government partnerships and contracts; (12) the significant long-term and inherently risky investments the Company is making in mining and manufacturing facilities may not realize a favorable return; (13) the diversion of management time from ongoing business operations and opportunities as a result of the expected U.S. Government investment and/or the PIPE; (14) the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or difficult than expected; (15) the risk that the synergies from any of the transactions that USAR has completed or is pursuing may not be fully realized or may take longer to realize than expected; (16) the risk that any announcement relating to a transaction could have an adverse effect on the market price of USAR’s common stock; (17) the risk of litigation related to the expected U.S. Government investment, the PIPE and/or the development of the Company’s projects; (18) the diversion of management time from ongoing business operations and opportunities as a result of a transaction; (19) the risk of adverse reactions or changes to business or employee relationships; (20) the ability to build or maintain relationships with customers and suppliers; (21) the Company’s ability to successfully develop its magnet production facility and the timing of expected production milestones; (22) competition in the magnet manufacturing industry; (23) the ability to grow and manage growth profitably; (24) the Company’s ability to build or maintain relationships with customers and suppliers; (25) the ability to attract and retain management and key employees; (26) the overall supply and demand for rare earth minerals; (27) the timing of commissioning, commercialization and expansion of the Company’s manufacturing facilities, and the timing and amount of future production from each component of the Company’s value chain; (28) the costs of production, capital expenditures and requirements for additional capital, including the need to raise additional capital to implement the Company’s strategic plan and access the potential U.S. Government investment; (29) substantial doubt regarding the Company’s ability to continue as a going concern for the twelve months following the issuance of its third quarter 2025 Condensed Consolidated Financial Statements; (30) the timing of future cash flow provided by operating activities, if any; (31) the risk that the Round Top Deposit might not be able to be commercially mined and the Company’s ongoing exploration programs may not result in the development of profitable commercial mining operations; (32) the uncertainty in any mineral estimates, uncertainty in any geological, metallurgical, and geotechnical studies and opinions; (33) the Company’s ability to successfully commence swarf processing; and (34) transportation risks. Detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company’s periodic filings with the SEC, including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Reports on Form 10-Q filed with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements speak only as of their date, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after their date or to reflect the occurrence of unanticipated events.

Investor Relations Contact

Lionel McBee

VP, Investor Relations

IR@usare.com

Media Relations Contact

Teneo

USARareEarth@teneo.com

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